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Exhibit 10.3

DIGIMARC CORPORATION 1999 STOCK INCENTIVE PLAN

1999 NON-EMPLOYEE DIRECTOR OPTION PROGRAM
Amended and Restated on April 22, 2001
Amended and Restated on March 29, 2002
Amended and Restated on April 17, 2003
Amended and Restated on May 2, 2003
Amended and Restated on March 10, 2004

ARTICLE I
ESTABLISHMENT AND PURPOSE OF THE PROGRAM

1.01    Establishment of Program

        The 1999 Non-Employee Director Option Program (the "Program") is adopted pursuant to the Digimarc Corporation 1999 Stock Incentive Plan (the "Plan") and, in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.

1.02    Purpose of Program

        The purpose of the Program is to enhance the ability of the Company to attract and retain directors who are not Employees ("Non-Employee Directors") through a program of automatic Option grants.

1.03    Effective Date of the Program

        The Program became effective as of the Registration Date on December 1, 1999, and was first amended and restated by the Board on April 22, 2001 to increase the number of Shares granted pursuant to Initial Grants and Subsequent Grants (as defined below) and to change the vesting provisions thereunder. The Program was further amended and restated by the Board on March 29, 2002 to increase the number of Shares granted pursuant to Initial Grants and Subsequent Grants, to award additional Option grants to Non-Employee Directors serving on committees of the Board, and to change the vesting provisions for all automatic Option grants. The Program was further amended and restated by the Board on April 17, 2003 to specify that Committee Service Grants shall be made only to Non-Employee Directors who serve as a member of a "standing committee" of the Board. The Program was further amended and restated by the Board on May 2, 2003 to eliminate the requirement that a Non-Employee Director serve as a director of the Company for at least six (6) months before receiving a Committee Service Grant. The Program was further amended and restated by the Board on March 10, 2004 to provide that the Board may waive the issuance of option grants under the Program, in whole or in part, for any particular year.

ARTICLE II
DEFINITIONS

        Capitalized terms in this Program, unless otherwise defined in this Program, have the meaning given to them in the Plan. As used in this Program, the following definitions shall apply:

2.01    Change in Control

        "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

  (a)
  the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

  (b)
  a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

2.02    Continuing Directors

        "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

2.03    Corporate Transaction

        "Corporate Transaction" means any of the following transactions:

  (a)
  a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

  (b)
  the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

  (c)
  any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

  (d)
  acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Plan Administrator determines shall not be a Corporate Transaction.

ARTICLE III
OPTION TERMS

3.01    Date of Grant and Number of Shares

        (a)    Initial Grant.    A Non-Qualified Stock Option to purchase twenty thousand (20,000) shares of Common Stock shall be granted ("Initial Grant") to each Non-Employee Director elected or appointed to the Board for the first time on or after March 29, 2002. Such Initial Grant shall be made on the date each such Non-Employee Director first becomes a Non-Employee Director.

        (b)    Subsequent Grants.    Immediately following each annual meeting of the Company's stockholders commencing with the annual meeting of the Company's stockholders in 2002, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted a Non-Qualified Stock Option to purchase twelve thousand (12,000) shares of Common Stock (a "Subsequent Grant"); provided that no Subsequent Grant shall be made to any Non-Employee Director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months. Each such Subsequent Grant shall be made on the date of the annual stockholders' meeting in question.

        (c)    Committee Service Grants.    Each Non-Employee Director who serves as a member of a standing committee of the Board immediately following each annual meeting of the Company's stockholders, commencing with the annual meeting of the Company's stockholders in 2002, shall be granted a Non-Qualified Stock Option to purchase three thousand (3,000) shares of Common Stock (a "Committee Service Grant"). Non-employee directors shall receive an additional Committee Service Grant for each individual standing committee of the Board upon which he or she serves as a member as described above. For purposes of this provision, the term "standing committee" of the Board shall mean the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Nominating Committee. Each such Committee Service Grant shall be made on the date of the annual stockholders' meeting in question.

        (d)    Waiver of Option Grants.    The Board may waive the issuance of option grants to be made pursuant to this Section 3.01 of the Program for any particular year, in whole or in part, provided such waiver is made prior to the date of grant of such options. Any waiver by the Board with respect to option grants for a particular year shall in no way affect the right of Non-Employee Directors to receive option grants under the Program in a subsequent year.

3.02    Vesting

        (a)    Initial Grant.    Each Initial Grant under the Program shall vest and become exercisable as to 1/36 of the shares of Common Stock subject to the Option on each monthly anniversary of the date of grant, such that the Option will be fully exercisable three (3) years after its date of grant.

        (b)    Subsequent Grants and Committee Service Grants.    Each Subsequent Grant and each Committee Service Grant under the Program shall vest and become exercisable as to 1/12 of the shares of Common Stock subject to the Option on each monthly anniversary of the date of grant, such that the Option will be fully exercisable one (1) year after its date of grant.

3.03    Exercise Price

        The exercise price per share of Common Stock of each Initial Grant and Subsequent Grant shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

3.04    Corporate Transaction/Change in Control

  (a)
  In the event of a Corporate Transaction, each Option which is at the time outstanding under the Program automatically shall become fully vested and exercisable immediately prior to the effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Program shall terminate. However, all such Options shall not terminate if the Options are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

  (b)
  In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Option which is at the time outstanding under the Program automatically shall become fully vested and exercisable, immediately prior to the specified effective date of such Change in Control. Each such Option shall remain so exercisable until the expiration or sooner termination of the applicable Option term.

3.05    Other Terms

        The Plan Administrator shall determine the remaining terms and conditions of the Options awarded under the Program.

QuickLinks

DIGIMARC CORPORATION 1999 STOCK INCENTIVE PLAN
1999 NON-EMPLOYEE DIRECTOR OPTION PROGRAM Amended and Restated on April 22, 2001 Amended and Restated on March 29, 2002 Amended and Restated on April 17, 2003 Amended and Restated on May 2, 2003 Amended and Restated on March 10, 2004
ARTICLE I ESTABLISHMENT AND PURPOSE OF THE PROGRAM
ARTICLE II DEFINITIONS
ARTICLE III OPTION TERMS